UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2004

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices) (Zip Code)

(480) 609-3330

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     In our proxy statement for our 2004 Annual Meeting of Stockholders, we disclosed information about fees for professional audit services rendered by KPMG LLP. We are filing this Form 8-K in order to provide additional detail about these fees to our stockholders and other interested constitutes.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit fees (1)	$459,089	$361,319
Audit related fees (2)	12,000	11,000
Tax fees — preparation and compliance (3)	132,393	119,893
Tax fees — advice (4)	396,098	—

Total fees	$999,580	$492,212

(1)	Audit fees consisted principally of fees for audit and review services, services related to various SEC filings and related research and the 2003 senior note add-ons. In 2002, audit fees consisted primarily of fees for audit and review services, services related to the acquisitions of Hammonds Homes and Perma-Bilt Homes, and our equity offering.

(2)	Audit related fees consisted of fees related to the audit of our 401(k) Plan.

(3)	Tax fees — preparation and compliance consisted of fees for preparation of original and amended state and federal income tax returns, refund claims, and IRS tax audit assistance.

(4)	Tax fees — advice consisted mainly of fees for sales tax compliance, including state and local tax procurement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2004
MERITAGE CORPORATION

/s/ Larry W. Seay

	By:	Larry W. Seay Chief Financial Officer, Vice President-Finance and Secretary